Exhibit 10.2

TRANSITION AND SEVERANCE AGREEMENT

This Transition and Severance Agreement (this “Agreement”) is by and between Robert Hiatt (“Executive”) and American Shared Hospital Services (“the “Company”). Executive and the Company will be collectively referred to as the “Parties.” The terms and conditions of Exhibit A, which is considered a material part of this Agreement, are explicitly included and incorporated by reference.

RECITALS

WHEREAS, Executive currently is employed by the Company as Chief Financial Officer (“CFO”);

WHEREAS, Executive has provided notice of his intent to voluntarily resign from his officer position with the Company and its affiliates as of December 19, 2024 (the “Resignation Notice Date”); and

WHEREAS, Executive will, commencing on the Resignation Notice Date, continue to serve the Company by performing duties specified by the Board and the Chief Executive Officer, from December 19, 2024 through January 31, 2025 (the “Transition Period”); and

WHEREAS, Executive will conclude all obligations arising from his employment with and separation from the Company on January 31, 2025 (the “Separation Date”); and

WHEREAS, Executive will not perform any duties for the Company but will receive severance payments commencing on January 31, 2025, and ending on April 25, 2025 (the “Severance Period”), and

WHEREAS, the Company and the Executive deem it to be in their respective best interests to enter into this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises and commitments described herein, the Parties agree as follows:

A.    Termination of Employment. The parties hereby agree that Executive’s employment with the Company shall terminate as of the Separation Date, January 31, 2025.

B.    Transition Period.

1.     During the Transition Period, the Executive agrees that he will perform such duties as may be specified by the Board of Directors and Chief Executive Officer of the Company. In particular, during the Transition Period, Executive agrees he will (i) use his reasonable best efforts to advance the interests of the Company and facilitate the successful transition of his authority, duties, and/or responsibilities in whatever reasonable capacity as may be requested by the Chief Executive Officer, (ii) continue to advise the Company on Accounting and Finance-related matters, and (iii) communicate a message consistent with the Board’s and/or Chief Executive Officer’s direction to key employees, customers, and suppliers.

2.    During the Transition Period, the Executive will continue to receive his base salary. The employer portion of premiums for the continuation of the Executive’s medical, dental, and vision coverage will continue until January 31, 2025. Further, in consideration for (and subject to) Executive’s services during the Transition Period in accordance with Section 1, Executive will be eligible to earn a cash performance bonus of $10,000.00.

C.    Severance Period. The period from January 31, 2025 to April 25, 2025, shall be considered the Severance Period. During the Severance Period, the Executive will not perform any duties for the Company but will receive severance payments as follows.

1.     In consideration of (a) Executive’s acceptance and execution of this Agreement, (b) Executive’s non-revocation of all or any part of this Agreement, (c) Executive not having filed and not filing any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency, and (d) Executive’s compliance with this Agreement, including Executive’s waiver and release of claims as set forth in this Agreement and Executive’s reasonable cooperation in legal proceedings and investigations as set forth in this Agreement, the Company will pay Executive the following separation benefits:

2.      A bi-weekly gross sum of $9,230.77 payable on normal payroll dates. This will be reduced by taxes and withholdings.

3.      Executive shall be eligible for continuation of health care benefits at Executive’s own expense under provisions of COBRA commencing January 31, 2025, for up to eighteen (18) months, as provided by law.

4.     Executive understands, acknowledges, and agrees that these severance benefits exceed what Executive is otherwise entitled to receive on separation from employment and that these separation benefits are in exchange for Executive executing this Agreement and the releases and waivers contained in this Agreement. Executive further acknowledges that Executive is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or considered as an express or implied policy or practice of the Company to provide these or other benefits to any individuals other than Executive.

D.    No Other Promises. Executive represents and agrees that neither the Company nor any of its employees, agents, representatives or attorneys made any representations concerning the terms or the effects of this Agreement other than those contained herein and that Executive’s decision to sign this Agreement is not based in whole or in part on any statement or promise that does not appear within the four corners of this document. Executive acknowledges and agrees that nothing herein changes the at-will nature of Executive’s employment and, notwithstanding anything to the contrary herein, nothing shall limit the Company’s ability to terminate Executive’s employment at any time following the date hereof, subject to compliance with the Severance Plan (if applicable), or otherwise covered by this Agreement.

E.    Non-Admissions. Executive expressly acknowledges that neither this Agreement nor the furnishing of the consideration of this Agreement shall be deemed or construed at any time for any purpose as an admission by the Company of any liability or unlawful conduct of any kind.

F.    Non-Disparagement. Executive agrees not to make statements to clients or vendors of the Company or to other members of the public that are in any way malicious or defamatory towards the Company.

G.    Conditions. Should either of the Parties breach any provision or obligation under this Agreement, such breaching Party explicitly agrees to pay all damages (including, but not limited to, litigation or defense costs, expenses, and reasonable attorneys’ fees) incurred by the other Party as a result of such breach. Nothing in this paragraph shall, or is intended to, limit or restrict any other rights or remedies the Company or the Executive may have by virtue of this Agreement or otherwise.

H.    Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with, or are exempt from, the requirements of Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be limited, construed, and interpreted in accordance with such intent. It is intended that each installment, if any, of the payments and benefits provided hereunder shall be treated as a separate “payment” for purposes of Section 409A. Neither the Company nor Employee shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A; and if, as of the date of the “separation from service,” Employee is a “specified employee” (within the meaning of that term under Section 409A(a)(2)(B) of the Code, or any successor provision thereto), then with regard to any payment or the provision of any benefit that is subject to this section (whether under this Agreement, or pursuant to any other agreement with or plan, program, payroll practice of the Company) and is due upon or as a result of Employee’s separation from service, such payment or benefit shall not be made or provided, to the extent making or providing such payment or benefit would result in additional taxes or interest under Section 409A of the Code, until the date which is the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service,” and (B) the date of Employee’s death (the “Delay Period”) and this Agreement and any such other agreement plan program or practice shall hereby be deemed amended accordingly. Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Employee in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. All reimbursements and in-kind benefits provided under this Agreement or otherwise to Employee shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A. All expenses or other reimbursements paid pursuant herewith and therewith that are taxable income to Employee shall in no event be paid later than the end of the calendar year next following the calendar year in which Employee incurs such expense or pays such related tax. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that, the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect and such payments shall be made on or before the last day of the Employee’s taxable year following the taxable year in which the expense occurred.

I.    Additional Terms

1.    This Agreement shall, in all respects, be interpreted, enforced, and governed under the laws of the State of Illinois. The parties hereby consent to the jurisdiction of the federal or state courts within the State of Illinois in connection with any dispute concerning this Agreement.

2.    Each and every term of this Agreement shall be binding upon and inure to the benefit of the heirs, successors, and assigns of the parties hereto.

3.    The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either party, regardless of who drafted it.

4.    In the event any provision of this Agreement should be held by a court of competent jurisdiction to be unenforceable and incapable of being modified to be legal, each and all of the other provisions of this Agreement shall remain in full force and effect.

5.    This Agreement, including this paragraph, may not be altered in any respect except by a writing duly executed by all parties. This Agreement may not be modified orally. No waiver of any provision of this Agreement will be valid unless it is in writing and signed by the party against whom such waiver is charged.

EXECUTIVE FULLY UNDERSTANDS THE FOREGOING TRANSITION AGREEMENT, AND FULLY UNDERSTANDS ITS TERMS. EXECUTIVE HAS SIGNED THIS AGREEMENT VOLUNTARILY

EXECUTIVE:

/s/ Robert Hiatt

ROBERT HIATT

Dated: 12/19/24

COMPANY:

/s/ Ray Stachowiak

RAY STACHOWIAK

Dated: 12/19/24

EXHIBIT A

WAIVER AND RELEASE OF CLAIMS AGREEMENT

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS AND A WAIVER OF RIGHTS TO MAKE CLAIMS AGAINST YOUR EMPLOYER. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

This Waiver and General Release (this “Agreement”) is by and between Robert Hiatt (“Executive”) and American Shared Hospital Services and all its related corporations, parents, subsidiaries, and affiliates, and their respective current and former officers, employees, trustees, directors, attorneys, insurers, agents, and their successors and assigns, individually and in their representative capacities, and any entity or individual affiliated with any of the foregoing (the “Company”). Executive and the Company will be collectively referred to as “the Parties.”

NOW, THEREFORE, the Parties agree as follows:

A.    Waiver/General Release

1.    In exchange for the benefits set forth in the Transition Agreement and for other good and valuable consideration, Executive, for himself and on behalf of Executive’s successors, heirs, agents, and assigns, releases and forever discharges the Company and its current and former parent companies, subsidiaries, agents, employees, officers, directors, owners, executives, trustees, representatives, attorneys, related organizations, affiliated companies, assigns, and successors (hereafter referred to collectively as the “Released Parties”), and each of them, from any and all liabilities, claims, causes of action, charges, complaints, commissions, obligations, costs, losses, damages, injuries, attorneys’ fees, expenses, benefits, compensation of any nature, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, that Executive has incurred or expects to incur, or now owns or holds, or has at any time heretofore owned or held, or may at any time own, hold, or claim to hold by reason of any matter or thing arising from any cause whatsoever against the Released Parties prior to the date of Executive’s execution of this Agreement, including but not limited to Executive’s employment with the Company, and the termination of that employment. This release extends to any and all claims including, but not limited to, any alleged: (a) violation of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (as amended, the “ADEA”), the Older Workers Benefit Protection Act; the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Americans With Disabilities Act, as amended by the ADA Amendments Act, the Family Medical Leave Act, state and federal False Claims acts, and any amendments to the foregoing, as well as any and all claims under any other federal, state or local constitution, laws or regulations; (b) discrimination, harassment, retaliation, breach of any express or implied employment contract or agreement, wrongful discharge, breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, misrepresentation, fraud, defamation, interference with prospective economic advantage, and/or failure to pay wages due or other monies owed; and (c) violation of any local, state or federal law, regulation, ordinance, and/or public policy, violation of any contract, or tort or common law claim having any bearing whatsoever on the terms and conditions and/or cessation of employment with any of the Released Parties. Notwithstanding the releases set forth above, this Agreement does not release any claim for vested benefits under any ERISA-governed benefit plan or any claim that is prohibited from being released as a matter of law. Executive understands that nothing in this release prevents Executive from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or any other federal, state, or local agency charged with the enforcement of any employment laws, although Executive understands that by signing this Agreement, Executive waives the right to recover any damages or to receive other relief in any claim or suit brought by or through the EEOC or any other state or local deferral agency on Executive’s behalf, to the extent permitted by law. Executive further releases and waives any right to become, and promises not to consent to become, a named plaintiff in a class, collective, or representative action, or a class or collective member in any case in which claims are asserted against the Released Parties that are related in any way to Executive’s employment with, or separation of employment from, the Company, arising from the beginning of time to the date of execution hereof. In that regard, Executive agrees that Executive may not and will not submit a claim form in any class, collective, or representative action in which Employee is included as a putative class member, if any.

2.    This Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that Executive has or may have under the ADEA prior to the date Executive executes this Agreement (the “ADEA Release”). This paragraph and this Agreement are written in a manner calculated to be understood by Executive and Executive agrees that he fully understands all of the provisions of this paragraph and this Agreement. Executive is hereby advised in writing to consult with an attorney before signing this Agreement. Executive acknowledges that, in return for this Agreement, Executive will receive consideration beyond that which Executive was already entitled to receive before entering into this Agreement. Executive acknowledges that Executive has had 21 days to consider signing this Agreement. If Executive decides not to use all 21 days, Executive knowingly and voluntarily waives any claims that Executive was not given the 21-day period or did not have the opportunity to use the entire 21 days to consider this Agreement. Executive may revoke this Agreement at any time within the 7-day period following the date Executive signs this Agreement by providing written notice of revocation to the Company counsel: Charlotte G. Carne, Dykema Gossett, PLLC at ccarne@dykema.com.

B.    No Other Promises. Executive represents and agrees that neither the Company nor any of its employees, agents, representatives or attorneys made any representations concerning the terms or the effects of this Agreement other than those contained herein and that Executive’s decision to sign this Agreement is not based in whole or in part on any statement or promise that does not appear within the four corners of this document.

C.    Non-Admissions. Executive expressly acknowledges that neither this Agreement nor the furnishing of the consideration of this Agreement shall be deemed or construed at any time for any purpose as an admission by the Company of any liability or unlawful conduct of any kind.

D.    Conditions. Should Executive ever breach any provision or obligation under this Agreement, Executive explicitly agrees to pay all damages (including, but not limited to, litigation or defense costs, expenses, and reasonable attorneys’ fees) incurred by the Company as a result of Executive’s breach. Nothing in this paragraph shall, or is intended to, limit or restrict any other rights or remedies the Company may have by virtue of this Agreement or otherwise.

E.    Additional Terms

1.    This Agreement shall, in all respects, be interpreted, enforced, and governed under the laws of the State of Illinois. The parties hereby consent to the jurisdiction of the federal or state courts within the State of Illinois in connection with any dispute concerning this Agreement.

2.    Each and every term of this Agreement shall be binding upon and inure to the benefit of the heirs, successors, and assigns of the parties hereto.

3.    The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either party, regardless of who drafted it.

4.    In the event any provision of this Agreement should be held by a court of competent jurisdiction to be unenforceable and incapable of being modified to be legal, each and all of the other provisions of this Agreement shall remain in full force and effect.

5.    This Agreement, including this paragraph, may not be altered in any respect except by a writing duly executed by all parties. This Agreement may not be modified orally. No waiver of any provision of this Agreement will be valid unless it is in writing and signed by the party against whom such waiver is charged.

EXECUTIVE FULLY UNDERSTANDS THE FOREGOING WAIVER AND GENERAL RELEASE AGREEMENT AND FULLY UNDERSTANDS ITS TERMS. EXECUTIVE HAS BEEN GIVEN TWENTY-ONE (21) DAYS TO CONSULT WITH AN ATTORNEY AND HAS CONSULTED WITH AN ATTORNEY OR HAS WILLINGLY CHOSEN NOT TO SEEK LEGAL COUNSEL ABOUT THIS AGREEMENT.

EXECUTIVE:

/s/ Robert Hiatt

Robert Hiatt

Dated: 12/19/24

COMPANY:

/s/ Ray Stachowiak

RAY STACHOWIAK

Date:  12/19/24